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                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K
                          CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                           May 16, 1996
         Date of Report (Date of earliest event reported)


                        BRC HOLDINGS, INC.
      (Exact Name of Registrant as Specified in its Charter)


         Delaware               0-8615           75-1533071
(State or Other Jurisdiction  (Commission      (IRS Employer
     of Incorporation)        File Number)   Identification No.)


         1111 W. Mockingbird Lane
               Suite 1500
              Dallas, Texas                         75247
(Address of Principal Executive Offices)          (Zip Code)


                          (214) 688-1800
       (Registrant's Telephone Number, Including Area Code)


           Business Records Corporation Holding Company
  (Former Name or Former Address, if Changed Since Last Report)

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Item 5.   Other Events.

     On February 13, 1996, the Board of Directors of BRC Holdings, Inc. (f/k/a Business Records Corporation Holding Company), a Delaware corporation (the "Company"), adopted a resolution proposing that the Company change its corporate name to "BRC Holdings, Inc." (the "Name Change Proposal") and recommending that such Name Change Proposal be considered by the stockholders of the Company at the 1996 Annual Meeting of Stockholders on May 16, 1996. The Name Change Proposal was approved by the stockholders of the Company at such Annual Meeting. On May 17, 1996, management of the Company prepared and filed a Certificate of Amendment to the Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware to effectuate, among other things, the name change of the Company to BRC Holdings, Inc.

                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              BRC HOLDINGS, INC.
                              (f/k/a Business Records Corporation
                              Holding Company)

DATE:     May 21, 1996        BY:  /s/ J. L. Morrison
                                   J. L. Morrison
                                   President and
                                   Chief Operating Officer